UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

EATON VANCE SENIOR INCOME TRUST
(Name of Registrant as Specified in Its Charter)

SABA CAPITAL MANAGEMENT, L.P.

SABA CAPITAL MASTER FUND, LTD.

SABA II AIV, L.P.

SABA CAPITAL MASTER FUND III, LTD.

SABA CAPITAL CARRY NEUTRAL TAIL HEDGE MASTER FUND LTD.

SABA CAPITAL W FUND, LTD.

SABA CAPITAL R FUND, LTD.

SABA CAPITAL CEF OPPORTUNITIES 1, LTD.

SABA CAPITAL CEF OPPORTUNITIES 3, LTD.

SABA CAPITAL SPECIAL OPPORTUNITIES FUND, LTD.

BOAZ R. WEINSTEIN

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Saba Capital Management, L.P., together with the other participants named herein (collectively, “Saba Capital”), has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit votes in opposition to the proposal by Eaton Vance Senior Income Trust (the “Fund”), a Massachusetts business trust and a closed-end management investment company registered under the Investment Company Act of 1940, as amended, to approve a new investment advisory agreement.

On November 16, 2020, Saba Capital issued an open letter to shareholders of the Fund. The full text of the letter is attached hereto as Exhibit 1 and is incorporated herein by reference.